UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 1, 2022

Primis Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-33037	20-1417448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Old Dominion Drive, McLean, Virginia 22101

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 31, 2022, Primis Bank (the “Bank”), the wholly-owned banking subsidiary of Primis Financial Corp. (the “Company”), completed the previously announced acquisition (the “Acquisition”) of 100% of the outstanding capital stock of SeaTrust Mortgage Company (“SeaTrust”) from Community First Bank, Inc. (“Seller”) pursuant to the Stock Purchase Agreement, dated as of April 28, 2022 (the “Purchase Agreement”) by and among the Bank, Seller, and SeaTrust.

Pursuant to the Purchase Agreement, the Bank paid an aggregate purchase price of $7 million in cash to Seller at closing and will repay approximately $13.8 million of SeaTrust’s indebtedness under certain warehouse lending facilities.

Following the closing of the Acquisition, on June 1, 2022, the Bank changed the name of SeaTrust to “Primis Mortgage Company”.

The foregoing descriptions of the Purchase Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was previously filed as Exhibit 10.01 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 3, 2022 (as amended).

On June 1, 2022, the Company also issued a press release related to the closing of the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
No.

99.1	Press Release Dated June 1, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primis Financial Corp.

Date: June 1, 2022	By:	/s/ Matthew A. Switzer
Matthew A. Switzer
Chief Financial Officer